Exhibit 10.14.1

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”), dated as of September 11, 2003, to that certain Employment Agreement, dated as of August 30, 2000 (the “Agreement”), is by and between Maxwell Shoe Company Inc., a Delaware corporation (the “Company”), and Mark J. Cocozza (the “Employee”). Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) deems it to be in the best interests of the Company to amend the Agreement and has approved certain amendments to the Agreement;

WHEREAS, the Employee and the Company each wishes to amend the Agreement to incorporate the amendments approved by the Board;

WHEREAS, the Employee and the Company each agrees that the terms and conditions of the Agreement shall remain in full force and effect except as such terms and conditions may be amended herein; and

WHEREAS, the Employee wishes to continue his employment by the Company and to commit himself to serve the Company on the terms provided in the Agreement and as amended by this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto acknowledge and agree that the Agreement is amended and modified as follows:

AGREEMENT

1. Section 1.02 of the Agreement is hereby amended to read in its entirety as follows:

“Subject to the provisions of Sections 1.03, 1.04, 1.05 and 1.06 hereof, the term of this Agreement shall expire on August 30, 2008.”

2. Section 1.06 of the Agreement is hereby amended to read in its entirety as follows:

“On the fifth anniversary of August 30, 2003, and on each subsequent annual anniversary thereafter, this Agreement shall be automatically extended for an additional year unless either party notifies the other in writing more than six months prior to the relevant anniversary date that this Agreement is no longer to be extended.”

3. Section 2.01 of the Agreement is hereby amended to read in its entirety as follows:

“The Base Salary shall be determined by the Company’s Compensation and Stock Option Committee; provided, however, that such Base Salary shall be paid at an annual rate of not less than $672,500.04. The Employee’s Base Salary shall be payable in periodic instruments in accordance with the Company’s usual practice for its senior executive officers.”

4. General.

(a) This Amendment may be executed in two counterparts each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

(b) This Amendment shall be construed in accordance with and governed for all purposes by the laws of The Commonwealth of Massachusetts.

(c) Except as set forth herein, the Agreement shall remain in full force and effect.

This Amendment has been executed by the parties hereto on this 11th day of September, 2003.

MAXWELL SHOE COMPANY INC.		EMPLOYEE

By:	/s/ James J. Tinagero	/s/ Mark J. Cocozza
	James J. Tinagero,	Mark J. Cocozza
Chief Operating Officer,
Executive Vice President
and Secretary

2